UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 8, 2010


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148266                98-0530295
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

200 S Virginia St - 8th Floor, Reno, Nevada                        89501
  (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (775) 322-0626

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 8, 2010, Lithium Corporation (the "Company", "us", "we", "our") accepted Stephen Goss' consent to act as the Company's director and appointed Mr. Goss to the Company's board of directors.

There are no transactions, since the beginning of our last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Mr. Goss had or will have a direct or indirect material interest. There has been no material plan, contract or arrangement (whether or not written) to which Mr. Goss is a party, or in which he participated, that was entered into in connection with Mr. Goss' appointment.

As a result of the above appointment our board of directors now consists of: Tom Lewis, John Hiner, Henry Tonking and Stephen Goss.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
-------------------------------
Tom Lewis
President and Director

Date: February 12, 2010


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